AMENDMENT NO. 7
                                       TO
                          INVESTMENT ADVISORY AGREEMENT
                                     BETWEEN
         TOUCHSTONE ADVISORS, INC. AND TOUCHSTONE VARIABLE SERIES TRUST


      This Amendment No. 7 to Investment Advisory Agreement is dated as of April 25, 2008 and amends the Investment Advisory Agreement (the "Advisory Agreement") dated as of January 1, 1999, as amended, made by and between Touchstone Advisors, Inc., an Ohio corporation (the "Advisor"), and Touchstone Variable Series Trust, a Massachusetts business trust created pursuant to a Declaration of Trust dated February 7, 1994 (the "Trust").

      WHEREAS, the Advisor acts as investment advisor to the Trust pursuant to the Advisory Agreement; and

      WHEREAS, the Board of Trustees and shareholders of the Trust have approved the merger of the Eagle Capital Appreciation Fund, Growth & Income Fund and Value Plus Fund into the Large Cap Core Equity Fund (formerly named Enhanced Dividend 30 Fund) and the Balanced Fund into the Moderate ETF Fund;

      NOW, THEREFORE, Schedule 1 to the Advisory Agreement is hereby amended, effective as of April 25, 2008, to read as set forth in Exhibit A to this Amendment,

      IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered in their names and on their behalf as of the day and year first above written.


                                      TOUCHSTONE VARIABLE SERIES TRUST

                                      By: /s/ Jill T. McGruder
                                          --------------------------------------
                                          Jill T. McGruder, President


                                      TOUCHSTONE ADVISORS, INC.

                                      By: /s/ William A. Dent
                                          --------------------------------------
                                          William A. Dent, Senior Vice President

                                                 Exhibit A to Amendment No. 7 to
                                                 Investment Advisory Agreement


                                   SCHEDULE 1

Touchstone Mid Cap Growth Fund            0.80% of average daily net assets

Touchstone Third Avenue Value Fund        0.80% on the first $100 million of
                                          average daily net assets; 0.75% on the
                                          next $100 million of average daily net
                                          assets; 0.70% on the next $100 million
                                          of average daily net assets; and 0.65%
                                          of such assets in excess of $300
                                          million.

Touchstone Core Bond Fund                 0.55% on the first $100 million of
                                          average daily net assets; 0.50% on the
                                          next $100 million of average daily net
                                          assets; 0.45% on the next $100 million
                                          of average daily net assets; and 0.40%
                                          of such assets in excess of $300
                                          million.

Touchstone High Yield Fund                0.50% on the first $100 million of
                                          average daily net assets; 0.45% on the
                                          next $100 million of average daily net
                                          assets; 0.40% on the next $100 million
                                          of average daily net assets; and 0.35%
                                          of such assets in excess of $300
                                          million.

Touchstone Money Market Fund              0.18% of average daily net assets.

Touchstone Large Cap Core Equity Fund     0.65% on the first $100 million of
                                          average daily net assets; 0.60% on the
                                          next $100 million of average daily net
                                          assets; 0.55% on the next $100 million
                                          of average daily net assets; and 0.50%
                                          of such assets in excess of $300
                                          million.

Touchstone Baron Small Cap Growth Fund    1.05% of average daily net assets.

Touchstone Conservative ETF Fund          0.40% on the first $50 million of
Touchstone Moderate ETF Fund              average daily net assets; 0.38% on the
Touchstone Aggressive ETF Fund            next $50 million of average daily net
Touchstone Enhanced ETF Fund              assets; and 0.36% of such assets in
                                          excess of $100 million.